UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

CYREN LTD.

(Exact name of Registrant as specified in its charter)

Israel	000-26495	Not applicable
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

10 Ha-Menofim St., 5th Floor
Herzliya, Israel	4672561
(Address of principal executive offices)	(Zip Code)

011–972–9–863–6888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, par value ILS 0.15 per share	CYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On August 11, the Board of Directors and Compensation Committee of Cyren Ltd. (the “Company”) approved the Company’s revised Executive Compensation Policy (the “Revised Policy”) to replace the Company’s 2018 Executive Compensation Policy. While the Revised Policy was not approved by the requisite shareholder approval at the 2021 Annual Meeting of Shareholders, under the Israeli Companies Law, the Revised Policy may be adopted if the Company’s Compensation Committee and Board of Directors determine that approval of the Revised Policy is in the best interests of the Company. On August 11, 2021, the Company’s Compensation Committee and Board determined that the Revised Policy was in the best interests of the Company. The material terms of the Revised Policy are summarized on pages 23-24 of the Company’s proxy statement filed with the Securities and Exchange Commission on June 3, 2021, which description is incorporated by reference herein. This description of the Revised Policy is qualified in its entirety by reference to the actual terms of the Revised Policy, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibits

10.1	Executive Compensation Policy (incorporated by reference to Annex B to the Proxy Statement filed June 3, 2021).
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYREN LTD.

Date: August 25, 2021	/s/ Kenneth Tarpey
Kenneth Tarpey
Chief Financial Officer